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                                                                   EXHIBIT 21.1
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                        SUBSIDIARIES OF THE REGISTRANT

Name                               State of Organization or Incorporation
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Bronner Slosberg Humphrey Co.      Massachusetts business trust

Vesuvio, Inc.                      Delaware corporation

BSH Holding LLC                    Delaware limited liability company

Digitas LLC                        Delaware limited liability company

Sansome, Inc.                      Massachusetts corporation

Digitas (Europe) Inc.              Massachusetts corporation